Exhibit 10.1
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2023 and effective as of July 31, 2023 (the “Effective Date”), by and between Custom Truck One Source, Inc. (the “Company”), and Paul M. Jolas (“Executive”).
W I T N E S S E T H:
WHEREAS, Executive wishes to be employed by the Company and the Company wishes to employ Executive under the terms of this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:
Section 1.Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix 1, attached hereto.
Section 2.Acceptance and Term of Employment.
The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Initial Term of Employment shall commence effective as of the Effective Date and continue until the fifth (5th) anniversary of the Effective Date, unless earlier terminated as provided in Section 8 hereof; provided that after the Initial Term of Employment and any subsequent extension thereof, the Term of Employment shall automatically be extended for successive one-year periods, provided, however, that either party hereto may elect not to extend this Agreement by giving written notice to the other party at least sixty (60) days prior to any such anniversary date.
Section 3.Position, Duties, and Responsibilities; Place of Performance.
(a)Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve as Executive Vice President, General Counsel and Secretary of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, which may include managing the day-to-day business activities of the Company (subject to operating guidelines and budgets established by the Board from time to time). Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.
(b)Performance. Executive shall devote Executive’s full business time, attention, skill, and reasonable best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company or any member of the Company Group, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests; provided that the Board may, in its sole discretion, provide written consent to Executive so that Executive may devote a portion of Executive’s business time, attention and skill to other activities that may be restricted by the terms of clauses (x) - (z) after discussion between Executive and the Board. Without limiting the foregoing, Executive shall not, without the prior written consent of the Board, (i) serve as a member of the board of directors or advisory board (or their equivalents in the case of a non-corporate entity) of any business or charitable organization, or (ii) engage in charitable activities, community affairs or management of personal investments/affairs, to the extent that such activities may require significant time commitments that could interfere with the performance of Executive’s duties for the Company or any member of the Company Group.
(c)Principal Place of Employment. Executive’s principal place of employment shall be at the Company’s office in Fort Worth, Texas, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.
Section 4.Compensation.
During the Term of Employment, Executive shall be entitled to the following compensation:
(a)Base Salary. Executive shall be provided annualized base salary, payable in accordance with the regular payroll practices of the Company, of $430,000, with upward adjustments, if any, as may be approved in writing by the Board (the “Base Salary”). The Base Salary shall be reviewed annually by the Board or Compensation Committee and may be increased from time to time by the Board or Compensation Committee in its sole discretion.
(b)Annual Cash Bonus. In addition to Base Salary, Executive shall be eligible to earn, for each fiscal year of the Company ending during the Term of Employment, a discretionary cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives. Executive’s target Annual Bonus shall be set at 65% of the Base Salary actually paid for such year (the “Target Bonus”). The actual amount of any Annual Bonus shall be determined by reference to the attainment of Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or Compensation Committee, may be greater or less than the Target Bonus (or zero) and may be prorated to reflect any partial bonus year ending during the Term of Employment. Notwithstanding the foregoing, the Annual Bonus paid for 2023 will be prorated based on the portion of the year Executive is employed. Except as otherwise set forth herein in the event of termination by the Company without Cause, termination by Executive with Good Reason or termination due to notice of non-renewal by the Company, payment of any Annual Bonus, to the extent any Annual Bonus becomes payable, will be contingent upon Executive’s continued employment through the applicable payment date, which shall occur on the date on which annual bonuses are paid generally to the Company’s other senior executives.
(c)Equity Grants. Executive shall be eligible to receive awards under the Company’s Amended and Restated 2019 Omnibus Incentive Plan (as amended and including any successor plan, the “Plan”) as determined by the Board or Compensation Committee. Subject to approval by the Board or Compensation Committee, Executive will receive an initial grant of awards under the Plan following the Effective Date covering a total of 270,000 Company shares (the “Initial Awards”). The Initial Awards are expected to be comprised as follows: (i) 50% in the form of restricted stock units subject to time-based vesting and (ii) 50% in the form of restricted stock units subject to performance-based vesting, subject to Executive’s continued employment through the applicable vesting date and as determined by the Board or Compensation Committee. In addition, subject to approval by the Board or Compensation Committee, Executive will receive annual awards under the Plan for each year beginning in 2025 with a total target value (as determined by the Board or Compensation Committee) equal to 160% of Executive’s Base Salary. Awards under the Plan shall be subject to the terms and conditions of the Plan and any award agreement(s) evidencing such grant(s).

(d)Car Allowance. During the Term of Employment, Executive shall be provided with a car allowance of $1,200 per month, payable in accordance with the regular payroll practices of the Company.
Section 5.Employee Benefits.
During the Term of Employment, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company and the Company Group, subject to the terms of the applicable plans and programs. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company and the Company Group in accordance with the Company policy as in effect from time to time; provided that Executive shall accrue vacation at a rate of not less than 20 days per full calendar year of employment. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.
Section 6.Key-Man Insurance.
At any time during the Term of Employment, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.
Section 7.Reimbursement of Business Expenses.
Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, as in effect from time to time.
Section 8.Termination of Employment.
(a)General. The Term of Employment shall terminate upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason, and (v) non-renewal of the Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, offices and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

(b)Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:
(i)The Accrued Obligations; and
(ii)To the extent permissible under the Company’s group health plan, continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company. Notwithstanding the foregoing, if the Company’s obligations contemplated by this Section 8(b)(ii) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) or to the extent such continuation is not permissible under the Company’s group health plan, the Company shall discontinue the health benefits provided for in this Section 8(b) and shall instead pay to Executive a lump-sum payment equal to the employer portion of premium costs of health benefits (calculated based on the premiums for the first month of such benefits following the date of Executive’s termination) provided to Executive and Executive’s dependents for the remainder of the Severance Term no later than thirty (30) days after such determination by the Company.
Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement, including any Base Salary and Annual Bonus for any time that, but for Executive’s death or Disability, would otherwise remain in the Term of Employment.
(c)Termination by the Company for Cause.
(i)The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (ii) or (vi) of the definition of Cause, to the extent that such act or acts or failure or failures to act are curable, Executive shall be given not less than ten (10) days’ written notice by the Board of the Company’s intention to terminate him for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, and such termination shall be effective at the expiration of such ten (10) day notice period unless Executive has fully cured such act or acts or failure or failures to act that give rise to Cause during such period.
(ii)In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination or such other date as is specified in such notice. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability) during the Term of Employment, Executive shall be entitled to:
(i)The Accrued Obligations;
(ii)One hundred percent (100%) of Executive’s Base Salary at the time of the termination, payable in substantially equal installments in accordance with the Company’s regular payroll practices during the Severance Term;
(iii)Any prior year’s earned but unpaid Annual Bonus (with any requirement for employment on the date of payment waived) (a “Prior Year Bonus”);
(iv)An amount equal to the product of (x) the Annual Bonus Executive would have earned for the year of termination if Executive had remained employed, as determined by the Board or Compensation Committee in a manner materially consistent (except with respect to the requirement of continued employment) as is used generally to determine the annual bonuses of actively employed senior executive employees of the Company for such year, multiplied by (y) a fraction, the numerator of which is the number of days during such fiscal year to which such Annual Bonus relates and that Executive was employed by the Company and the denominator of which is 365, which amount will be paid at the same time as annual bonuses for such year are paid to actively employed senior executives of the Company generally, but in no event later than December 31 of the year following the year of termination (the “Prorated Bonus”); and
(v)To the extent permissible under the Company’s group health plan, continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company. Notwithstanding the foregoing, if the Company’s obligations contemplated by this Section 8(d)(v) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) or to the extent such continuation is not permissible under the Company’s group health plan, the Company shall discontinue the health benefits provided for in this Section 8(d) and shall instead pay to Executive a lump-sum payment equal to the employer portion of premium costs of health benefits (calculated based on the premiums for the first month of such benefits following the date of Executive’s termination) provided to Executive and Executive’s dependents for the remainder of the Severance Term no later than thirty (30) days after such determination by the Company.
Notwithstanding the foregoing, the payments and benefits described in clauses (ii) – (v) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Non-Interference Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement, including any Base Salary and Annual Bonus for any time that, but for Executive’s termination by the Company without Cause, would otherwise remain in the Term of Employment. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.
(e)Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company ten (10) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. The Company shall have thirty (30) days to cure the event constituting Good Reason (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to:
(i)The Accrued Obligations;
(ii)One hundred percent (100%) of Executive’s Base Salary at the time of the termination, payable in substantially equal installments in accordance with the Company’s regular payroll practices during the Severance Term;
(iii)Any Prior Year Bonus;
(iv)The Prorated Bonus; and
(v)To the extent permissible under the Company’s group health plan, continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company. Notwithstanding the foregoing, if the Company’s obligations contemplated by this Section 8(e)(v) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) or to the extent such continuation is not permissible under the Company’s group health plan, the Company shall discontinue the health benefits provided for in this Section 8(e) and shall instead pay to Executive a lump-sum payment equal to the employer portion of premium costs of health benefits (calculated based on the premiums for the first month of such benefits following the date of Executive’s termination) provided to Executive and Executive’s dependents for the remainder of the Severance Term no later than thirty (30) days after such determination by the Company.
Notwithstanding the foregoing, the payments and benefits described in clauses (ii) – (v) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Non-Interference Agreement. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement, including any Base Salary and Annual Bonus for any time that, but for Executive’s termination of employment with Good Reason, would otherwise remain in the Term of Employment. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.

(f)Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(g)Termination due to Non-Renewal of the Term of Employment. In the event that Executive terminates this Agreement by a notice of non-renewal of the Term of Employment as set forth in Section 2 hereof, Executive shall be entitled only to the Accrued Obligations. In the event that the Company terminates this Agreement by a notice of non-renewal of the Term of Employment as set forth in Section 2 hereof, Executive shall be entitled to the same payments and benefits Executive is entitled to under this Agreement in the event of a termination of Employment by the Company without Cause as specified above in Section 8(d). Following such termination of Executive’s employment due to non-renewal of the Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(h)Release. Notwithstanding any provision herein to the contrary, the provision of any payment or benefit pursuant to subsection (b), (d), (e) or (g) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution (or execution by Executive’s estate), delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive (or Executive’s estate) fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.
Section 9.Non-Interference Agreement.
As a condition of, and prior to commencement of, Executive’s employment with the Company, Executive shall have executed and delivered to the Company the Non-Interference Agreement.
Section 10.Representations and Warranties of Executive.
Executive represents and warrants to the Company that—
(a)Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b)Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and
(c)in connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.
Section 11.Compliance with Anti-Corruption, Anti-Money Laundering and Economic Sanctions Laws and Regulations.
(a)In performing services under the Agreement, Executive will comply with all Company policies, and all applicable laws and regulations.
(b)At all times: (i) Executive will perform the services under this Agreement in strict and absolute compliance with applicable securities laws and other applicable legal and regulatory requirements, in each case in any jurisdiction in which Executive engages in any activity contemplated by this Agreement, and (ii) without limiting the generality of the foregoing, in connection with the performance of the services under this Agreement, Executive will engage in no act or practice that would, directly or indirectly, contravene the United States Foreign Corrupt Practices Act or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the UK Bribery Act 2010, any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, or any similar statute applicable in any jurisdiction in which Executive engages in any activity, that prohibits bribery, money laundering or payments to public officials, including, without limitation, any policies of any governmental or quasi-governmental agency implementing or enforcing the foregoing.
(c)Executive represents, warrants and agrees that Executive has not paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value and Executive will not pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value to (i) any government official (including, without limitation, all officers or employees of a government department, agency, or instrumentality, candidates for political office, officials of public international organizations, and employees or affiliates of state-owned or controlled enterprises), (ii) any other person either for an advance or reimbursement if you know or have reason to know that any part of the payment or item of value has been or will be given to any government official, or (iii) any other person or entity, in order to assist Executive or Company in obtaining or retaining business.
Section 12.Taxes.
The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement.
Section 13.Set Off; Mitigation.
The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 8(d)(v) or Section 8(e)(v) hereof, the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation or benefit earned as a result of Executive’s other employment or otherwise.
Section 14.Additional Section 409A Provisions.
Notwithstanding any provision in this Agreement to the contrary—
(a)Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first (1st) business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.
(b)Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.
(c)To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.
(d)While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
Section 15.Successors and Assigns; No Third-Party Beneficiaries.
(a)The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets without Executive’s consent.
(b)Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.
(c)No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 15(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 16.Waiver and Amendments.
Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
Section 17.Severability.
If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.
Section 18.Governing Law; Waiver of Jury Trial.
THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 19.Arbitration.
Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in Dallas, Texas, before a single, mutually-agreed neutral arbitrator, through JAMS under the then existing JAMS arbitration rules. The rules may be found online at www.jamsadr.com or upon written request to the Company. This paragraph is intended to be the exclusive method for resolving any and all claims by the parties against each other relating to Executive’s employment; provided that Executive will retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority (provided that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Section 19); and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission (or any similar agency in any applicable jurisdiction) (provided, that, except as otherwise provided by law, Executive will not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits). Further, nothing in this Section 19 is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. In resolving any matter submitted to arbitration, the arbitrator will strictly follow the substantive law applicable to the dispute, claim or controversy and the arbitrator’s authority and jurisdiction will be limited to determining the dispute in conformity with applicable law as to liability, damages and remedies, to the same extent as if the dispute was determined by a court without a jury. The arbitrator will issue a written decision that contains the essential findings of fact and conclusions of law on which the decision is based, which may be entered as a judgment in any court of competent jurisdiction. The Company shall pay all costs of arbitration, including without limitation, arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator. Unless otherwise ordered by the arbitrator under applicable law, each party shall each bear its or his or her own expenses, such as attorneys’ fees, costs and disbursements; provided, however, the Company and Executive agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. Each party warrants that it has had the opportunity to be represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.
Section 20.Notices.
(a)Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered or sent by facsimile or email transmission to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered or sent by facsimile or email transmission to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
(b)Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first (1st) business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third (3rd) business day after the date of such mailing, and (iv) if sent by facsimile or email transmission upon acknowledgment of receipt of electronic transmission.
Section 21.Potential Reductions.
(a)Best Net 280G. Notwithstanding any other provisions in this Agreement or any other agreement, in the event that any payment or benefit received or to be received by Executive (including, without limitation, any payment or benefit received in connection with a Change in Control (as defined in the Plan) or the termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement) (all such payments and benefits, together, the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, program, arrangement or agreement, the Company will reduce Executive’s payments and/or benefits under this Agreement, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero), in the following order: (i) any cash severance amount, as described in Sections 8(d)(ii) and (iii) and 8(e)(ii) and (iii); (ii) any acceleration of outstanding equity compensation, as described in the applicable equity grant award agreement; (iii) any benefits described in Sections 8(d)(v) and 8(e)(v), and (iv) any other payment or benefits (the payments and benefits set forth in clauses (i) through (iv) of this Section 21(a), together, the “Potential Payments”); provided, however, that the Potential Payments shall only be reduced if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax: (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including, without limitation, by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as set forth in Section 280G(b)(3) of the Code) that is allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
(b)Calculations. All determinations required to be made under this Section 21, including whether an Excise Tax would otherwise be imposed, whether the Total Payments shall be reduced, the amount of any such reduction and the assumptions to be utilized in arriving at such determinations not expressly provided for herein, shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations both to the Company and Executive as promptly as reasonably practicable following the receipt of notice from the Company that a payment is due to be made hereunder, or such earlier time as is reasonably requested by Executive. All reasonable fees and expenses of the Determination Firm shall be borne solely by the Company. Any determination by the Determination Firm shall be binding upon the Company and Executive, absent manifest error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that payments which Executive was entitled to, but did not receive as a result of application of Section 21, could have been made without the imposition of the Excise Tax (“Underpayment”) or that Executive may have received payments Executive was not entitled to as a result of application of Section 21 (“Overpayment”), consistent with the calculations required to be made hereunder. In such event, the Determination Firm shall determine the amount of the Underpayment or Overpayment that has occurred and any such Overpayment shall be promptly paid by Executive to the Company and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive but no later than March 15 of the year after the year in which the Underpayment is determined to exist.

(c)Limited Application. The fact that Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 21 shall not of itself limit or otherwise affect any other rights of Executive under this Agreement.
Section 22.Section Headings.
The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.
Section 23.Entire Agreement.
This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.
Section 24.Survival of Operative Sections.
Upon any termination of Executive’s employment, the provisions of Section 8 through Section 24 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.
Section 25.Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.
*        *         *
[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
Custom Truck One Source, Inc.

By: /s/ Ryan McMonagle
Name: Ryan McMonagle
Title: Chief Executive Officer
[Signature Page to Employment Agreement]

/s/ Paul M. Jolas
Paul M. Jolas
[Signature Page to Employment Agreement]

APPENDIX 1
Definitions
(a)“Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary and vacation pay through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company, including any equity awards to be granted in accordance Section 4(c) hereof, subject to, and in accordance with, the terms and conditions of the Plan and any related award agreement.
(b)“Agreement” shall have the meaning set forth in the preamble hereto.
(c)“Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.
(d)“Base Salary” shall have the meaning set forth in Section 4(a) hereof.
(e)“Board” shall mean the Board of Directors of the Company.
(f)“Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform in any material respect his duties or responsibilities, (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) embezzlement or fraud committed (or attempted) by Executive, or at his direction, (v) Executive’s conviction of, or the plea of guilty or nolo contendere or the equivalent in respect to, any felony or a misdemeanor involving an act of dishonesty, moral turpitude, deceit, or fraud, (vi) Executive’s material breach of a material provision of this Agreement, (vii) Executive’s breach of the Non-Interference Agreement, or (viii) Executive’s breach of any representation, warranty, covenant or other provision of Section 11(b) and (c) hereof.
(g)“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(h)“Company” shall have the meaning set forth in the preamble hereto.
(i)“Company Group” shall mean, collectively, the Company and its subsidiaries and affiliates.
(j)“Compensation Committee” shall mean the Compensation Committee of the Board.
(k)“Delay Period” shall have the meaning set forth in Section 14 hereof.
(l)“Determination Firm” shall have the meaning set forth in Section 21(b) hereof.
(m)“Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Company, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive

(which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
(n)“Effective Date” shall have the meaning set forth in the preamble hereto.
(o)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)“Excise Tax” shall have the meaning set forth in Section 21(a) hereof.
(q)“Executive” shall have the meaning set forth in the preamble hereto.
(r)“Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary or Target Bonus set forth in Sections 4(a) and 4(b) hereof (other than with respect to a material reduction in base salaries or annual cash incentive opportunity which occurs in connection with an across-the-board reduction for all senior executives of the Company), (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than thirty-five (35) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.
(s)“Initial Awards” shall have the meaning set forth in Section 4(c) hereof.
(t)“Initial Term of Employment” shall mean the period specified in Section 2 hereof.
(u)“JAMS” shall mean Judicial Arbitration & Mediation Services/Endispute.
(v)“Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement attached hereto as Exhibit A.
(w)“Overpayment” shall have the meaning set forth in Section 21(b) hereof.
(x)“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or noncharitable), unincorporated organization, or other form of business entity.
(y)“Plan” shall have the meaning set forth in Section 4(c) hereof.
(z)“Potential Payments” shall have the meaning set forth in Section 21(a) hereof.
(aa)“Prior Year Bonus” shall have the meaning set forth in Section 8(d)(ii) hereof.

(ab)“Prorated Bonus” shall have the meaning set forth in Section 8(d)(iii) hereof.
(ac)“Release of Claims” shall mean a general release of claims in favor of the Company Group delivered to Executive in connection with Executive’s termination of employment substantially in the form attached as Exhibit B hereto.
(ad)“Severance Benefits” shall have the meaning set forth in Section 8(h) hereof.
(ae)“Severance Term” shall mean the twelve (12) month period following Executive’s termination of employment.
(af)“Target Bonus” shall have the meaning set forth in Section 4(b) hereof.
(ag)“Term of Employment” shall mean the Initial Term of Employment and any extensions thereof in accordance with Section 2 hereof.
(ah)“Total Payments” shall have the meaning set forth in Section 21(a) hereof.
(ai)“Underpayment” shall have the meaning set forth in Section 21(b) hereof.

EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT
This Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Non-Interference Agreement”) is made and entered into as of August 2, 2023 and effective as of July 31, 2023 (the “Effective Date”), by and among Custom Truck One Source, Inc. (the “Company”), and me, as a condition of my Employment Agreement (the “Employment Agreement”), dated even herewith, with the Company. In consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, and the provision of services to the Company and its direct and indirect subsidiaries and affiliates (collectively, the “Company Group”), I agree to the terms and conditions of this Non-Interference Agreement, which shall be effective as of the Effective Date.
Section 1.    Non-Disclosure of Confidential Information.
(a)Company Group Information. I acknowledge that, during the course of my employment with the Company, I will have access to information about the Company Group and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company and the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Non-Interference Agreement.
(b)Former Employer Information. I represent that my performance of all of any duties, responsibilities, and activities of employment, and my service as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.
Section 2.    Developments.
(a)Developments Retained and Licensed. I have attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship, developments, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company or the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.
(b)Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.
(c)Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.
2

(d)Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as provided above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.
Section 3.    Returning Company Group Documents.
I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company Group. I agree further that any property situated on the Company’s premises and owned by the Company, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company at any time with or without notice.
Section 4.    Disclosure of Agreement.
As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.
Section 5.    Restrictions on Interfering.
(a)Non-Competition. During the period of my employment with the Company (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in any Competitive Activities within any jurisdiction, including the United States, Canada and Mexico, in which the Company Group engages in business, derives a material portion of its revenues or has demonstrable plans to commence
3

business activities, or participate in or make any investment in any investment which has been consummated or is being pursued or contemplated by the Company Group.
(b)Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities.
(c)Definitions. For purposes of this agreement:
(i)“Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business or whose identity became known to me in connection with my relationship with the Company Group, or employment by the Company.
(ii)“Competitive Activities” shall mean (A) engaging in, controlling, advising, managing, serving as a director, officer or employee of, acting as a consultant to or contractor or other agent for, receive any economic benefit from or exert any influence upon, any business that conducts activities competitive with, or similar to, the business of the Company or the Company Group or (B) investing in or owning any interest publicly or privately in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the business of the Company and the Company Group. Competitive Activities shall not include (A) any activities taken by me at the direction of, or otherwise on behalf of, the Company or any of its subsidiaries or affiliates as an employee, consultant or other Person performing similar responsibilities, or (B) the ownership by me or my affiliates or immediate family of capital stock or other equity interests of any Person whose securities are listed on a national securities exchange so long as (1) such Person, together with its affiliates, and any member of a group in which such Person or any of its affiliates is a party, do not own more than 1% of the outstanding voting power of such Person and (2) such capital stock or other equity interests of such Person are held solely as a passive investment.
(iii)“Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group; (B) hiring any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.
(iv)“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(v)“Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period for any reason and ending on the twelve (12) month anniversary of such date of termination.
(d)Mutual Non-Disparagement. Each of myself and the Company (regarding official statements of its directors and officers) agrees and covenants that during the Employment Period, and at all times thereafter, it will not make any disparaging or defamatory comments
4

regarding the other party, including, with respect to the Company Group, their current or former directors, officers, members, partners or employees in any respect, or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from the Company. However, neither party’s obligations under this Section 5(d) shall apply to disclosures required by applicable law, regulation, or order of a court or governmental agency or to enforce the terms of this Agreement.
Section 6.     Reasonableness of Restrictions.
I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s and Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.
Section 7.    Whistleblower Protections and Trade Secrets.
        Nothing in this Non-Interference Agreement shall prevent me from (a) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including, without limitation, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (b) exercising any rights I may have under Section 7 of the U.S. National Labor Relations Act or (c) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that I have reason to believe is unlawful. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Non-Interference Agreement: (i) I shall not be in breach of this Non-Interference Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney, and may use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order.
Section 8.    Independence; Severability; Blue Pencil.
Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-
5

Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.
Section 9.     Injunctive Relief.
I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing, and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.
Section 10.     Cooperation.
I agree that, for a period of two (2) years following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 10 and shall pay me a daily consulting fee of $125 per hour. I also agree that, in the event I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment by the Company, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.
Section 11.     General Provisions.
(a)Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT.
(b)Entire Agreement. This Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or
6

changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.
(c)No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company to terminate my employment at any time and for any reason, with or without Cause (as defined in the Employment Agreement), is specifically reserved.
(d)Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company and its successors and assigns. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets of the Company.
(e)Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with the Company and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.
*    *    *
7

IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.
Custom Truck One Source, Inc.

By: /s/ Ryan McMonagle
Name: Ryan McMonagle
Title: Chief Executive Officer
[Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement]

/s/ Paul M. Jolas
Paul M. Jolas

[Signature Page to Confidentiality, Non-Interference, and Invention Assignment Agreement]

EXHIBIT B
GENERAL RELEASE
I, Paul M. Jolas, in consideration of and subject to the performance by Custom Truck One Source, Inc. (together with its subsidiaries and affiliates, the “Company”), of its obligations under the Employment Agreement dated as of August 2, 2023 and effective as of July 31, 2023 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.
1.    I understand that, other than with respect to any Accrued Obligations, any payments or benefits paid or granted to me under Section 8 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 8 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.
2.    Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present     (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties arising out of or connected with my employment with, or my separation or termination of employment from, the Company which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).
3.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.    I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5.    I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Obligations or any Severance Benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.
6.    In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.
7.    I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.    I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
9.    Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. Furthermore, nothing in this General Release prohibits me from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including, without limitation, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights I may have under Section 7 of the U.S.
2

National Labor Relations Act, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that I have reason to believe is unlawful.
10.    I hereby acknowledge that Sections 8 through 24 of the Agreement shall survive my execution of this General Release.
11.    I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
12.    Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.
13.    Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
1.I HAVE READ IT CAREFULLY;
2.I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
3.I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.I HAVE HAD AT LEAST [TWENTY-ONE (21)][FORTY-FIVE (45)] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [TWENTY-ONE (21)][FORTY-FIVE (45)]-DAY PERIOD;
6.I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS
3

RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.
SIGNED:         DATED:

4

SCHEDULE A
LIST OF PRIOR DEVELOPMENTS AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

_____ No Developments or improvements
_____ Additional Sheets Attached
Signature of Executive:
Print Name of Executive:
Date: ________
5